Exhibit 23.1


MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
         --------------------------------------------------------


We consent to the use, in the registration statement on Form SB2 of Your Event, Inc., of our report dated January 11, 2008 on our audit of the financial statements of Your Event, Inc. as of November 30, 2007, and the related statements of operations, stockholders' equity and cash flows through November 30, 2007 and from inception October 30, 2007 through November 30, 2007, and the reference to us under the caption "Experts."


/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    January 18, 2008


            2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                    (702)253-7499 Fax (702)253-7501

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